Exhibit 4.4

AMENDMENT TO

2020 SERIES A PREFERRED STOCK WARRANTS

THIS AMENDMENT (this “Amendment”) is entered into effective as of September 20, 2020 by and among Immunome, Inc. (the “Company”), a Delaware corporation, and the undersigned holders of Warrants (defined below) (the “Holders”). This Amendment amends the 2020 Series A Preferred Stock Purchase Warrants issued pursuant to the 2020 Series A Preferred Stock Purchase Agreement dated as of June 2, 2020 among the Company and the purchasers who are parties thereto, as amended (the “Warrants”). All capitalized terms used in this Amendment without definition shall have the respective meanings assigned to them in the Warrants.

Background:

The Company and the Holders wish to amend all of the Warrants to include “net exercise” mechanics as provided below. The Holders hold Warrants sufficient to satisfy the foregoing requirement to amend the Warrants and, by virtue of the execution and delivery of this Amendment, the agreements in this Amendment will apply to and be binding upon the Company and all of the holders of Warrants.

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.        Amendment to Section 1 of Warrants.1. Section 1 of the Warrants is hereby amended to include the following new Section 1(d) thereto, immediately following Section 1(c):

(d)       Net Issuance Exercise. Notwithstanding anything to the contrary set forth herein, Holder may, at Holder’s election, exercise this Warrant by either (i) paying to the Company an amount equal to the aggregate Warrant Price of the shares being purchased or (ii) receiving shares of Preferred Stock equal to the value (as determined below) of this Warrant, in which event the Company shall issue to Holder a number of shares of Preferred Stock computed using the following formula:

X = Y(A-B)

A

Where:              X =       the number of shares to be issued to Holder

Y =       the total number of shares purchasable under this Warrant

A =       the Current Fair Market Value of one share of Preferred Stock

B =       the Warrant Price then in effect

As used herein, “Current Fair Market Value of Preferred Stock” with respect to each share of Preferred Stock means the following, as applicable:

(i)       If this Warrant is being exercised in conjunction with and effective upon the initial public offering of the Company’s Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended (the “IPO”), then the Current Fair Market Value shall be the price at which the Common Stock is sold to the public in the IPO;

(ii)       If this Warrant is being exercised after the IPO, at any time the Company’s Common Stock is listed on any domestic securities exchange, then the Current Fair Market Value shall be (A) the volume weighted average of the closing sales prices of the Common Stock for the business day preceding the exercise day on all domestic securities exchanges on which the Common Stock may at the time be listed or (B) if there have been no sales of the Common Stock on any such exchange on any such business day, the average of the highest bid and lowest asked prices for the Common Stock on all such exchanges at the end of such business day; and

(iii)       If neither (i) or (ii) is applicable, then the Current Fair Market Value shall be the fair market value per share as determined by the Board of Directors of the Company.

2.             Amendment to Section 1(a) of Warrants.2. Section 1(a) of the Warrants is hereby amended and restated in its entirety to provide as follows:

(a)       Exercise Procedures. Holder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company with the Form of Subscription attached hereto duly executed and accompanied by payment of the full Warrant Price for each share to be purchased paid by cash, check, wire transfer, net exercise as provided in this Warrant or any combination of the foregoing.

3.             Amendment to Section 7.3. Section 7 of the Warrants is hereby amended to remove the final sentence thereof (the original definition of “Current Fair Market Value”).

4.             Amendment to Form of Subscription.4. The Form of Subscription attached to the Warrants is amended and restated so as to provide as set forth on the attached Form of Subscription.

5.             Confirmation. Pursuant to Section 4 of the Warrants, upon the conversion of all outstanding shares of Preferred Stock into Common Stock, the Warrants shall thereupon become exercisable for shares of Common Stock instead of Preferred Stock, and the Warrants are hereby amended to give effect thereto. Without limitation of the effectiveness of the preceding sentence, the Board of Directors is authorized to prepare such documents as it deems necessary or appropriate to further document the foregoing.

6.             Effect of Amendment.5. The parties acknowledge and agree that all of the terms, provisions, covenants and conditions of the Warrants shall hereafter continue in full force and effect in accordance with the terms thereof, except to the extent expressly modified, amended or revised herein; provided, however, that if any term or provision of this Amendment shall conflict with or otherwise be inconsistent with any term or provision of any of the Warrants, the terms and provisions of this Amendment shall prevail.

7.            Governing Law.6. This Amendment shall be governed by and construed under the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

8.            Counterparts.7. This Amendment may be executed (including by facsimile, PDF or other electronic means) in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

(Signature pages follow.)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

IMMUNOME, INC.

By:
Name: Purnanand Sarma
Title: CEO and President

IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed as of the date first above written.

Individuals Sign Below:

Signature

Name

Signature (if more than one)*

Name (if more than one)*

Corporations, Trusts, Partnerships, Limited Liability Companies, Retirement Plans, Retirement Accounts or Other Entities Sign Below:

Name of Entity

By:
Signature

Name and Title of Signatory

*If joint holders, both must sign.

FORM OF SUBSCRIPTION

(1)       The undersigned hereby elects to purchase ________ shares of ________ Stock of Immunome, Inc. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)       The undersigned hereby elects to purchase ________ shares of ________ Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 1(d) of the attached Warrant, and shall tender payment of all applicable transfer taxes, if any.

(3)       Please issue a certificate or certificates representing said shares (the “Shares”) in the name of the undersigned or in such other name as is specified below:

________________________

(Name)

_______________________

________________________

(Address)

(4)       The undersigned represents and warrants that (a) the undersigned is an “accredited investor” within the meaning of Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”) and (b) the undersigned will acquire the Shares for the undersigned’s own account and that the Shares are being and will be acquired by the undersigned for the purpose of investment and not with a view to distribution or resale thereof. The undersigned further represents and warrants that the undersigned understands and agrees that, until registered under the Securities Act or transferred pursuant to the provisions of Rule 144 as promulgated by the Securities and Exchange Commission, all certificates evidencing any of the Shares shall bear a legend, prominently stamped or printed thereon, reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, OR THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.”

(Print name of Holder)

By:
(Date)	(Sign above)

(Print name of and title of signatory, if applicable)